Exhibit 99.1

Citizens Financial Group, Inc. Reports First Quarter Net Income of $34 million and EPS of $0.03 with Underlying Net Income of $59 million and EPS of $0.09*

CECL-related reserve build of $463 million, or $0.85 per share, tied to

COVID-19 impacts

CET1 ratio remains strong at 9.4%

Record noninterest income up 16% year over year, paced by record results in Mortgage and Wealth

Tangible book value per share of $32 up 8% year over year

PROVIDENCE, RI (April 17, 2020) Citizens Financial Group, Inc. (NYSE: CFG or “Citizens”) today reported first quarter net income of $34 million, compared with $439 million in first quarter 2019, with earnings per share of $0.03, compared with $0.92 per share in first quarter 2019. First quarter 2020 results reflect a net $25 million, or $(0.06) per share, after-tax reduction from notable items compared with a net $4 million, or $(0.01) per share, in first quarter 2019 and a net $4 million, or $(0.01) per share, in fourth quarter 2019. First quarter 2020 Return on Average Tangible Common Equity* (“ROTCE”) of 0.4% compares with 13.0% in first quarter 2019.

On an Underlying basis, which excludes notable items, first quarter 2020 net income available to common stockholders of $37 million compares with $428 million in first quarter 2019 and $431 million in fourth quarter 2019. Underlying EPS of $0.09 per share compares with $0.93 in first quarter 2019 and $0.99 in fourth quarter 2019. Underlying first quarter 2020 ROTCE of 1.1% compares with 13.1% in first quarter 2019 and 12.5% in fourth quarter 2019. Tangible book value per common share of $31.97 increased 8% from first quarter 2019 and remained relatively stable with fourth quarter 2019.

In first quarter 2020, Citizens adopted the Current Expected Credit Loss (“CECL”) accounting standard and recorded first quarter 2020 provision for credit losses of $600 million pre-tax, or $1.10 per share after-tax, including a reserve build under CECL of $463 million pre-tax, or $0.85 per share after-tax, tied to COVID-19 impacts. On an Underlying basis and before the $463 million COVID-19 CECL-related reserve build, first quarter 2020 net income available to common stockholders reflecting net charge-offs totaled $402 million, EPS was $0.94 per share, and ROTCE was 12.0%.

Citizens saw spot loan growth of $8.4 billion, or 7% in first quarter 2020 compared with fourth quarter 2019, including $7.2 billion of commercial client line draws under revolving credit facilities. We remain strongly capitalized and maintain ample liquidity to assist companies in navigating these challenging times. At March 31, 2020, CET1 capital was 9.4%, spot LDR was 95.5%, and LCR was fully compliant. Citizens has worked with borrowers on forbearance, and as of April 15, 2020 had seventy thousand consumers in forbearance and was working proactively with commercial customers seeking flexibility on loan terms and conditions. In addition, Citizens has been active in securing financing through the U.S. Small Business Administration Payment Protection Program (“PPP”) for its small business customers.

*References in this release to “Underlying” results exclude notable items and are Non-GAAP Financial Measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis. Additional information regarding the impact of notable items and Acquisitions on our results is described in this release. Please see the end of this release for important information on our use of Key Performance Metrics and Non-GAAP Financial Measures, as applicable, and their reconciliation to GAAP financial measures. References in this release to balance sheet items are on an average basis and loans exclude loans held for sale (“LHFS”) unless otherwise noted. References to net interest margin are on a fully taxable equivalent (“FTE”) basis and all references to earnings per share represent fully diluted per common share. References to consolidated and/or commercial loans, loan growth, nonaccrual loans and allowance for loan losses include leases. The “Company” refers to Citizens. Current reporting-period regulatory capital ratios are preliminary. Select totals may not sum due to rounding.

Citizens Financial Group, Inc.

“We are dealing with unprecedented times, but I am pleased to say that Citizens remains financially strong, and focused on serving the needs of our customers, colleagues and communities,” said Chairman and Chief Executive Officer Bruce Van Saun. “Our first quarter results were quite strong before the impact of the CECL provision build, which was impacted by COVID-19’s effect on the economy. I would like to personally thank our colleagues for their outstanding efforts through this challenging period, and I offer my heartfelt empathy for the struggles that many in our community are facing.”

Citizens also announced today that its board of directors declared a second quarter 2020 common stock dividend of $0.39 per share. The dividend is payable on May 13, 2020 to shareholders of record at the close of business on April 29, 2020. The quarterly dividend is 22% higher than the year-ago quarter. In order to ensure capital remains strong to meet further loan demand, the Company will cease stock repurchases through December 31, 2020.

CECL accounting change and regulatory capital impact

As previously announced, the Company’s Day-1 impact of CECL adoption added $451 million to the Allowance for Credit Losses (“ACL”) resulting in an ACL to Loan and Lease Coverage Ratio (“ACLR”) of 1.47%. Subsequently, in first quarter 2020, the Company added $463 million to the ACL. These additions resulted in a March 31, 2020 total ACL of $2.2 billion and an ACLR of 1.73%. For regulatory capital purposes, in connection with the Federal Reserve Board’s final interim rule as of April 3, 2020, 100% of the $451 million Day-1 impact will be deferred over a two-year period ending January 1, 2022, at which time it will be phased in on a pro-rata basis over a three-year period ending January 1, 2025. Additionally, 25% of the $463 million first quarter 2020 reserve build, or $116 million, will be phased in over the same time frame.

First quarter 2020 vs. first quarter 2019

Key highlights

•

First quarter highlights include revenue growth of $69 million, or 4%, reflecting stable net interest income and a 16% increase in noninterest income driven by record results in mortgage banking, partially offset by COVID-19 impacts that resulted in lower service charges and fees, card fees, capital markets fees and foreign exchange and interest rate products revenue.

•

First quarter 2020 results reflect a net $25 million after-tax reduction, or $(0.06) per share, from notable items compared with a net $4 million after-tax reduction, or $(0.01) per share, in first quarter 2019.

•

Results reflect an efficiency ratio of 61.1% and ROTCE of 0.4%; Underlying efficiency ratio of 59.1% and ROTCE of 1.1% reflect the challenging environment presented by COVID-19, in particular the CECL provision impact.

•	Provision for credit losses of $600 million includes a $463 million reserve build tied to CECL adoption and the impact of COVID-19 on macroeconomic scenario modeling.

Citizens Financial Group, Inc.

•	Period-end loan-to-deposit ratio of 95.5% compares with 94.9%.

•	Tangible book value per share of $31.97 increased 8%. Fully diluted average common shares outstanding decreased 33.1 million shares, or 7%.

Results

•	Total revenue increased $69 million, or 4%, reflecting strength in noninterest income and stable net interest income.

•	Net interest income was flat, reflecting 4% growth in interest-earning assets, offset by the impact of the lower rate and challenging yield-curve environment.

•

Net interest margin of 3.10% decreased 15 basis points, reflecting the impact of lower interest rates, which was partially offset by improved deposit mix as well as the continued mix shift towards better-returning assets. Interest-bearing deposit costs decreased 33 basis points, reflecting strong pricing discipline.

•

Record noninterest income of $497 million increased $69 million, or 16%, driven by record results in mortgage banking given increased origination volumes and higher mortgage servicing rights hedging gains, as well as record trust and investment services fees. Capital markets fees and foreign exchange and interest rate products reflect good underlying business performance, partially offset by COVID-19 impacts. Other income declined from first quarter 2019 levels that included gains related to asset dispositions and efficiency initiatives.

•

Noninterest expense increased 8%. Underlying noninterest expense of $979 million increased 5%, reflecting higher salaries and employee benefits and revenue-driven compensation, as well as an increase in outside services and equipment and software expense, partially offset by lower occupancy.

•

Provision for credit losses of $600 million includes $463 million associated with COVID-19 and compares with $85 million in first quarter 2019. Higher charge-offs reflect several uncorrelated losses in commercial and the impact of seasoning in retail growth portfolios.

Balance Sheet

•

Period-end loan growth of $9.9 billion, or 8%, reflects 14% growth in commercial, which includes the $7.2 billion impact of higher line of credit utilization tied to COVID-19 disruption, and 3% growth in retail.

•	Period-end deposit growth of $9.6 billion, or 8%, kept pace with loan growth as most commercial customers left their funds from line draws on deposit with us.

•

Average interest-earning assets increased $5.4 billion, or 4%, driven by 3% loan growth, which includes the $1.0 billion average impact of higher commercial line of credit utilization tied to COVID-19 disruption.

•	Average deposits increased $6.2 billion, or 5%, reflecting growth in money market accounts, savings, checking with interest and demand deposits, partially offset by a decrease in term deposits.

•	The average loan-to-deposits ratio improved to 95.6% from 97.7%; period-end loan-to-deposit ratio of 95.5% compares with 94.9% in first quarter 2019.

•	Nonaccrual loans to loans ratio of 0.61% compares with 0.63% as of March 31, 2019.

Citizens Financial Group, Inc.

•	Allowance coverage of nonaccrual loans of 283% compares with 179% as of March 31, 2019, reflecting the first quarter 2020 implementation of CECL and the significant provision associated with COVID-19.

•

Capital remains strong, with a common equity tier 1 (“CET1”) risk-based capital ratio of 9.4% which incorporates an approximately 25 basis point impact tied to higher commercial line of credit utilization.

•	Repurchased 7.5 million shares of common stock at a weighted average price of $35.77 in the quarter. Including common dividends, returned $438 million to shareholders.

Year-over-year update on plan execution

Consumer Banking

•

Continued balance sheet momentum, with 3% loan growth, or 5% before the impact of on-balance sheet loan sale activity, including continued growth in more attractive risk-adjusted return categories. Funding kept pace, with 3% deposit growth, including 8% growth in demand deposits.

•	Record fee income results in mortgage banking and wealth.

•	Citizens Access®, our nationwide digital platform, ended the quarter with deposits of $6.1 billion.

Commercial Banking

•	Strong balance sheet performance with 4% loan growth, driven by geographic, product and client-focused expansion strategies, along with 12% deposit growth.

•	Continue to benefit from investments in broadening and enhancing our capabilities and the diversification of our fee-based businesses, as we continue to gain market share in key product areas.

Efficiency and strategic initiatives

•

The transformational TOP 6 program is on track, with a target of approximately $300-$325 million in pre-tax run-rate benefit by year-end 2021. Some Q2 saves will be deferred until later in the year, to be offset by other expense actions.

•

Citizens is continuing to fund its major strategic initiatives, and is considering new opportunities arising from the current environment in an effort to drive higher customer and revenue growth coming out of the crisis.

First quarter 2020 vs. fourth quarter 2019

Key highlights

•	First quarter highlights include revenue of $1.7 billion, up 1%, reflecting 1% growth in both net interest income and noninterest income.

•

First quarter 2020 results reflect a net $25 million after-tax reduction, or $(0.06) per share, from notable items compared with a net $4 million after-tax reduction, or ($0.01) per share, in fourth quarter 2019.

•	Results reflect an efficiency ratio of 61.1%; Underlying efficiency ratio of 59.1% compares with 58.0% in fourth quarter 2019, reflecting broadly stable revenue and a seasonal increase in expenses.

Citizens Financial Group, Inc.

•	Provision for credit losses of $600 million includes a $463 million reserve build tied to the impact of the COVID-19 macroeconomic scenario given CECL adoption.

•	ROTCE of 0.4% reflects higher provisions under CECL associated with COVID-19 impacts. Underlying ROTCE of 1.1% compares with 12.5% in fourth quarter 2019.

•	Tangible book value per common share of $31.97 remained relatively stable. Fully diluted average common shares outstanding decreased 7.1 million, or 2%.

Results

•	Total revenue of $1.7 billion increased 1%, reflecting growth in net interest income and record noninterest income.

•	Net interest income of $1.2 billion increased 1%, as the benefit of interest-earning asset growth and improved mix was partially offset by the impact of lower interest rates and day count.

•

Net interest margin of 3.10% increased 4 basis points, as improved loan spreads and mix, given elevated LIBOR rates, as well as disciplined deposit pricing and mix more than offset the negative impact of lower interest rates. Interest-bearing deposit costs decreased 15 basis points.

•

Record noninterest income of $497 million increased 1% reflecting record mortgage banking fees and trust and investment services fees. Capital markets fees and foreign exchange and interest rate products reflect solid underlying performance, partially offset by a $21 million mark to market loss on loan/bond trading assets and a $15 million decrease in CVA adjustment.

•

Noninterest expense of $1.0 billion increased $26 million, or 3%, including the impact of notable items. On an Underlying basis, noninterest expense of $979 million increased $30 million, or 3%, largely reflecting the impact of seasonally higher payroll taxes associated with incentive compensation, along with higher revenue-based compensation tied to mortgage originations. Results also reflect increased equipment and software expense, partially offset by lower other operating expense and outside services.

•	Provision for credit losses of $600 million reflects a $463 million reserve build associated with COVID-19.

Balance sheet

•

Average interest-earning assets increased $2.0 billion, or 1%, driven by 1.8% loan growth, and included the $1.0 billion impact of higher commercial line of credit utilization. Average loan growth also reflects a $922 million average impact tied to the sale of $1.6 billion of on-balance sheet residential mortgage loans in connection with balance sheet optimization strategies. Average loans increased 2.6% before the impact of this sales activity.

•	Period-end loan growth of $8.4 billion, or 7%, was driven by a 15% increase in commercial, which included a $7.2 billion impact from higher line of credit utilization.

•	Average deposits were relatively stable, as growth in checking with interest, money market accounts and savings was largely offset by a decrease in term and demand deposits.

•	Period-end deposit growth of $8.2 billion, or 7%, kept pace with loan growth.

•	Average loan-to-deposit ratio of 95.6% compares with 94.6% in fourth quarter 2019; period-end loan-to-deposit ratio of 95.5% compares to 95.0% in fourth quarter 2019.

•	Nonaccrual loans to loan ratio of 0.61% compares to 0.59% as of December 31, 2019.

•

Allowance coverage of nonaccrual loans of 283% reflects the first quarter 2020 implementation of CECL and the first quarter provision impact associated with COVID-19, and compares with 184% as of December 31, 2019.

Citizens Financial Group, Inc.

Earnings highlights:

	Quarterly Trends

				1Q20 change from
($s in millions, except per share data)	1Q20	4Q19	1Q19	4Q19				1Q19

Earnings				$/bps		%		$/bps		%

Net interest income	$1,160	$1,143	$1,160	$17		1%		$—		—%
Noninterest income	497	494	428	3		1		69		16
Total revenue	1,657	1,637	1,588	20		1		69		4
Noninterest expense	1,012	986	937	26		3		75		8
Pre-provision profit	645	651	651	(6)		(1)		(6)		(1)
Provision for credit losses	600	110	85	490			NM	515			NM

Net income	34	450	439	(416)		(92)		(405)		(92)
Preferred dividends	22	23	15	(1)		(4)		7		47
Net income available to common stockholders	$12	$427	$424	$(415)		(97	) %	$(412)		(97	) %

After-tax notable Items	25	4	4	21			NM	21			NM

Underlying net income	$59	$454	$443	$(395)		(87	) %	$(384)		(87	) %
Underlying net income available to common stockholders	$37	$431	$428	$(394)		(91	) %	$(391)		(91	) %

Average common shares outstanding
Basic (in millions)	427.7	434.7	460.7	(7.0)		(2)		(33.0)		(7)
Diluted (in millions)	429.4	436.5	462.5	(7.1)		(2)		(33.1)		(7)
Diluted earnings per share	$0.03	$0.98	$0.92	$(0.95)		(97	) %	$(0.89)		(97	) %

Underlying diluted earnings per share	$0.09	$0.99	$0.93	$(0.90)		(91	) %	$(0.84)		(90	) %

Key performance metrics*
Net interest margin	3.09%	3.04%	3.23%	5	bps			(14	) bps
Net interest margin, FTE	3.10	3.06	3.25	4				(15)
Effective income tax rate	24.1	16.8	22.4	737				171
Efficiency ratio	61	60	59	82				210
Underlying efficiency ratio	59	58	59	106				41
Return on average common equity	0.2	8.3	8.6	(806)				(838)
Return on average tangible common equity	0.4	12.4	13.0	(1,203)				(1,264)
Underlying return on average tangible common equity	1.1	12.5	13.1	(1,139)				(1,202)
Return on average total assets	0.08	1.08	1.11	(100)				(103)
Underlying return on average total tangible assets	0.15%	1.14%	1.17%	(99	) bps			(102	) bps

Capital adequacy(1,2)
Common equity tier 1 capital ratio	9.4%	10.0%	10.5%
Total capital ratio	12.5	13.0	13.4
Tier 1 leverage ratio	9.6	10.0	10.0
Allowance for credit losses to loans and leases	1.73	1.09	1.13	64	bps			60	bps

Asset quality(2)
Nonaccrual loans and leases to loans and leases	0.61%	0.59%	0.63%	2	bps			(2	) bps
Allowance for credit losses to nonaccrual loans and leases	283	184	179	NM				NM
Net charge-offs as a % of average loans and leases	0.46%	0.41%	0.31%	5	bps			15	bps

1) Current reporting-period regulatory capital ratios are preliminary.

2) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.

Notable items:

First quarter 2020 and fourth quarter 2019 results reflect notable items primarily related to TOP 6 transformational and revenue and efficiency initiatives. First quarter 2020 and 2019 results also reflect notable items related to integration costs primarily tied to the August 1, 2018 Franklin American Mortgage Company (“FAMC”) acquisition. Fourth quarter 2019 results also include a tax benefit largely tied to legacy tax matters. These notable items have been excluded from reported results to better reflect Underlying operating results.

Total estimated after-tax FAMC integration costs are expected to be in the $40-$45 million range, with the integration substantially complete by second quarter 2020. Cumulative after-tax integration costs related to FAMC totaled $32 million through the end of first quarter 2020.

Notable items-integration costs	1Q20			4Q19			1Q19			Cumulative after-tax integration costs
($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	FAMC	Other	Total

Noninterest income	$—	$—	$—	$—	$—	$—	$—	$—	$—	$(3)	$—	$(3)
Salaries & benefits	$—	$—	$—	$—	$—	$—	$(1)	$(1)	$—	$(10)	$—	$(10)
Equipment & software	(1)	(1)	—	(1)	(1)	—	—	—	—	(2)	—	(2)
Outside services	(3)	(2)	(0.01)	(1)	(1)	—	(4)	(3)	(0.01)	(13)	(4)	(17)
Occupancy	—	—	—	—	—	—	—	—	—	(1)	—	(1)
Other expense	—	—	—	—	—	—	—	—	—	(3)	—	(3)

Noninterest expense	$(4)	$(3)	$(0.01)	$(2)	$(2)	$—	$(5)	$(4)	$(0.01)	$(29)	(4)	$(33)

Total Integration costs	$(4)	$(3)	$(0.01)	$(2)	$(2)	$—	$(5)	$(4)	$(0.01)	$(32)	$(4)	$(36)

Other notable items-primarily tax and TOP	1Q20			4Q19			1Q19
($s in millions, except per share data)	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS

Tax notable items	$—	$—	$—	$—	$24	$0.06	$—	$—	$—
Other notable items—TOP & other actions
Salaries & benefits	(10)	(7)	(0.02)	(6)	(5)	(0.01)	—	—	—
Equipment & software	—	—	—	(2)	(1)	—	—	—	—
Outside services	(15)	(12)	(0.02)	(19)	(14)	(0.03)	—	—	—
Occupancy	(4)	(3)	(0.01)	(8)	(6)	(0.01)	—	—	—

Noninterest expense	$(29)	$(22)	$(0.05)	$(35)	$(26)	$(0.05)	$—	$—	$—

Total other notable items	$(29)	$(22)	$(0.05)	$(35)	$(2)	$—	$—	$—	$—

Total notable items	$(33)	$(25)	$(0.06)	$(37)	$(4)	$(0.01)	$(5)	$(4)	$(0.01)

Citizens Financial Group, Inc.

The following table provides information on Underlying results before the impact of notable items.

Underlying results:

	Quarterly Trends

				1Q20 change from
($s in millions, except per share data)	1Q20	4Q19	1Q19	4Q19		1Q19

Net interest income	$1,160	$1,143	$1,160	1%		—%
Noninterest income	497	494	428	1		16

Total revenue	$1,657	$1,637	$1,588	1%		4%
Noninterest expense	1,012	986	937	3		8
Notable items	33	37	5	(11)		NM

Underlying noninterest expense	$979	$949	$932	3%		5%
Underlying pre-provision profit	678	688	656	(1)		3
Provision for credit losses	600	110	85	NM		NM

Net income available to common stockholders	12	427	424	(97)		(97)
Underlying net income available to common stockholders	37	431	428	(91)		(91)

Key performance metrics*

Diluted EPS	$0.03	$0.98	$0.92	(97	) %	(97	) %
Underlying EPS	$0.09	$0.99	$0.93	(91	) %	(90	) %
Efficiency ratio	61%	60%	59%	82	bps	210	bps
Underlying efficiency ratio	59	58	59	106		41

Operating leverage				(1.4)		(3.7)
Underlying operating leverage				(1.9	) %	(0.7	) %

Citizens Financial Group, Inc.

Discussion of results:

Net interest income				1Q20 change from
($s in millions)	1Q20	4Q19	1Q19	4Q19				1Q19

				$/bps		%		$/bps		%

Interest income:
Interest and fees on loans and leases and loans held for sale	$1,326	$1,335	$1,396	$(9)		(1	) %	$(70)		(5	) %
Investment securities	147	159	166	(12)		(8)		(19)		(11)
Interest-bearing deposits in banks	5	7	8	(2)		(29)		(3)		(38)

Total interest income	$1,478	$1,501	$1,570	$(23)		(2	) %	$(92)		(6	) %

Interest expense:
Deposits	$227	$263	$287	$(36)		(14	) %	$(60)		(21	) %
Short-term borrowed funds	1	2	2	(1)		(100)		(1)		(50)
Long-term borrowed funds	90	93	121	(3)		(3)		(31)		(26)

Total interest expense	$318	$358	$410	$(40)		(11	) %	$(92)		(22	) %

Net interest income	$1,160	$1,143	$1,160	$17		1%		$—		—%

Net interest margin, FTE	3.10%	3.06%	3.25%	4	bps			(15	) bps

Net interest income of $1.2 billion was stable with first quarter 2019 levels, despite the lower rate and challenging yield-curve environment, given 4% growth in interest-earning assets. Net interest margin of 3.10% decreased 15 basis points as the impact of lower interest rates was partially offset by improved deposit mix as well as continued mix shift towards better-returning assets.

Compared with fourth quarter 2019, net interest income of $1.2 billion was 1% higher as the benefit interest-earning asset growth and improved loan mix was partially offset by the negative impact of rates and day count. The net interest margin of 3.10% increased 4 basis points, reflecting the benefit of elevated LIBOR on loan spreads, as well as disciplined deposit pricing and mix, which more than offset the negative impact of lower interest rates. Interest-bearing deposit costs decreased 15 basis points.

Noninterest Income				1Q20 change from
($s in millions)	1Q20	4Q19	1Q19	4Q19			1Q19

				$	%		$	%

Service charges and fees	$118	$128	$123	$(10)	(8	) %	$(5)	(4	) %
Mortgage banking fees	159	80	43	79	99		116	NM
Card fees	56	64	59	(8)	(13)		(3)	(5)
Capital markets fees	43	66	54	(23)	(35)		(11)	(20)
Trust and investment services fees	53	52	47	1	2		6	13
Foreign exchange and interest rate products	24	49	36	(25)	(51)		(12)	(33)
Letter of credit and loan fees	34	35	33	(1)	(3)		1	3
Securities gains, net	—	4	8	(4)	(100)		(8)	(100)
Other income(1)	10	16	25	(6)	(38)		(15)	(60)

Noninterest income	$497	$494	$428	$3	1%		$69	16%

1) Other income includes bank-owned life insurance and other income.

Record noninterest income of $497 million increased $69 million, or 16%, from first quarter 2019. Results reflect record results in mortgage banking and trust and investment services fees. These results were partially offset by COVID-19 impacts in service charges and fees, card fees, capital markets and foreign exchange and interest rate products. Mortgage banking fees of $159 million reflect increased origination volumes and improved gain on sale margins, as well as higher mortgage servicing rights hedging gains. Capital markets fees of $43 million decreased $11 million, as market disruption in March resulted in a $21 million mark to market loss on loan/bond trading assets. Foreign exchange and interest rate products revenue of $24 million declined by $12 million, primarily due to a $10 million decrease in net credit valuation adjustment given the fall in rates. Other income declined from first quarter 2019 levels that included higher gains related to asset dispositions and efficiency initiatives.

Citizens Financial Group, Inc.

Compared with fourth quarter 2019, noninterest income was relatively stable, as record results in mortgage banking and trust and investment services fees were partially offset by the impacts of COVID-19 disruption on other categories. Capital markets fees decreased $23 million from record fourth quarter 2019 levels given the mark to market loss. Foreign exchange and interest rate products income decreased $25 million from record fourth quarter 2019 levels, which includes a $15 million decrease in net credit valuation adjustment. Services charges and fees and card fees declined, reflecting impacts from seasonality as well as the COVID-19 disruption. Other income decreased reflecting costs associated with tax-advantaged investments and lower leasing income.

Noninterest Expense				1Q20 change from
($s in millions)	1Q20	4Q19	1Q19	4Q19		1Q19

				$	%	$	%

Salaries and employee benefits	$549	$502	$509	$47	9%	$40	8%
Equipment and software expense	133	133	125	—	—	8	6
Outside services	135	142	110	(7)	(5)	25	23
Occupancy	84	88	83	(4)	(5)	1	1
Other operating expense	111	121	110	(10)	(8)	1	1

Noninterest expense	$1,012	$986	$937	$26	3%	$75	8%

Notable items	$33	$37	$5	$(4)	(11)%	$28	NM

Underlying, as applicable

Salaries and employee benefits	$539	$496	$508	$43	9%	$31	6%
Equipment and software expense	132	130	125	2	2	7	6
Outside services	117	122	106	(5)	(4)	11	10
Occupancy	80	80	83	—	—	(3)	(4)
Other operating expense	111	121	110	(10)	(8)	1	1

Underlying noninterest expense	$979	$949	$932	$30	3%	$47	5%

First quarter 2020 noninterest expense of $1.0 billion increased $75 million, or 8%, from first quarter 2019. Underlying noninterest expense of $979 million increased $47 million, or 5%, largely reflecting higher salaries and employee benefits given the impact of annual merit increases and revenue-based compensation tied to mortgage originations. Results also reflect higher equipment and software expense given continued investments in technology as well as higher outside services largely tied to growth initiatives. These results were partially offset by a reduction in occupancy.

Compared with fourth quarter 2019, noninterest expense increased $26 million, or 3%. Underlying noninterest expense of $979 million increased $30 million, or 3%, driven by higher salaries and employee benefits tied to seasonally higher payroll taxes, 401k matching and stock-based compensation costs, as well as higher revenue-based compensation tied to mortgage originations. Results also reflect an increase in equipment and software expense driven by increased technology spend, partially offset by lower other operating expense and outside services.

Citizens Financial Group, Inc.

The first quarter 2020 effective tax rate was 24.1%. On an Underlying basis, the effective tax rate of 24.5% compares with 22.4% for first quarter 2019 and 21.5% for fourth quarter 2019. The increase from fourth quarter 2019 was primarily driven by the impact of stock-based compensation, due to lower pre-tax income.

Consolidated balance sheet review(1)				1Q20 change from
($s in millions)	1Q20	4Q19	1Q19	4Q19				1Q19

				$/bps		%		$/bps		%
Total assets	$176,719	$165,733	$161,342	$10,986		7%		$15,377		10%
Total loans and leases	127,528	119,088	117,615	8,440		7		9,913		8
Total loans held for sale	3,261	3,330	1,252	(69)		(2)		2,009		160
Deposits	133,475	125,313	123,916	8,162		7		9,559		8
Stockholders’ equity	21,950	22,201	21,531	(251)		(1)		419		2
Stockholders’ common equity	20,380	20,631	20,399	(251)		(1)		(19)		—
Tangible common equity	$13,639	$13,893	$13,649	$(254)		(2	) %	$(10)		—%
Loan-to-deposit ratio (period-end)(2)	95.5%	95.0%	94.9%	51	bps			62	bps
Loans to deposit ratio (average)(2)	95.6	94.6	97.7	97				(210)
Common equity tier 1 capital ratio(3)	9.4	10.0	10.5
Total capital ratio(3)	12.5%	13.0%	13.4%

1) Represents period end unless otherwise noted.

2) Excludes loans held for sale.

3) Current reporting period regulatory capital ratios are preliminary.

Total assets of $176.7 billion at March 31, 2020, increased $15.4 billion, or 10%, from March 31, 2019, reflecting an $11.9 billion increase in loans and loans held for sale, which was largely driven by an increase in commercial line of credit utilization given the impact of COVID-19 disruption. Results also reflect a $2.2 billion increase in the investment portfolio and a $1.5 billion increase in customer-related derivative assets. Compared with December 31, 2019, total assets increased $11.0 billion, driven by an $8.4 billion increase in loans and loans held for sale given the higher COVID-19-related line of credit utilization as well as a $2.4 billion increase in the investment portfolio and a $1.2 billion increase in customer-related derivative assets.

Interest-earning assets				1Q20 change from
($s in millions)	1Q20	4Q19	1Q19	4Q19		1Q19

Period-end interest-earning assets				$	%	$	%

Investments and interest-bearing deposits	$29,535	$27,177	$27,331	$2,358	9%	$2,204	8%
Commercial loans and leases	66,032	57,538	57,689	8,494	15	8,343	14
Retail loans	61,496	61,550	59,926	(54)	—	1,570	3
Total loans and leases	127,528	119,088	117,615	8,440	7	9,913	8
Loans held for sale, at fair value	2,911	1,946	1,186	965	50	1,725	145
Other loans held for sale	350	1,384	66	(1,034)	(75)	284	NM
Total loans and leases and loans held for sale	130,789	122,418	118,867	8,371	7	11,922	10

Total period-end interest-earning assets	$160,324	$149,595	$146,198	$10,729	7%	$14,126	10%

Average interest-earning assets
Investments and interest-bearing deposits	$27,202	$27,280	$26,638	$(78)	—%	$564	2%
Commercial loans and leases	59,510	57,661	57,707	1,849	3	1,803	3
Retail loans	61,545	61,244	59,942	301	—	1,603	3
Total loans and leases	121,055	118,905	117,649	2,150	2	3,406	3
Loans held for sale, at fair value	1,890	2,209	1,035	(319)	(14)	855	83
Other loans held for sale	799	517	191	282	55	608	NM
Total loans and leases and loans held for sale	123,744	121,631	118,875	2,113	2	4,869	4

Total average interest-earning assets	$150,946	$148,911	$145,513	$2,035	1%	$5,433	4%

Period-end interest-earning assets of $160.3 billion increased $14.1 billion, or 10%, from March 31, 2019, driven by an $11.9 billion, or 10%, increase in loans and loans held for sale, reflecting an $8.3 billion increase in commercial and a $1.6 billion increase in retail. Results reflect the impact of the sale of $1.6 billion of on-balance sheet residential mortgage loans in connection with balance sheet optimization strategies. Compared with December 31, 2019, period-end interest-earning assets increased $10.7 billion, or 7%, largely due to an $8.5 billion increase in commercial loans, which included the $7.2 billion impact of higher line of credit utilization tied to COVID-19 disruption, as well as a $2.4 billion increase in the investment portfolio. The average effective duration of the securities portfolio decreased to 2.1 years as of March 31, 2020 from 3.8 years at March 31, 2019, and 3.7 years at December 31, 2019, given lower long-term rates that drove an increase in securities prepayment speeds.

Citizens Financial Group, Inc.

Average interest-earning assets of $150.9 billion in first quarter 2020 increased $5.4 billion, or 4%, from first quarter 2019, reflecting a $4.9 billion, or 4%, increase in loans and loans held for sale which included a $1.6 billion increase in retail and a $1.8 billion increase in commercial which included the impact of higher line of credit utilization tied to COVID-19 disruption. Retail loan growth was driven by education and other retail, partially offset by lower home equity. Commercial loan growth was driven by strength in commercial and industrial loans and commercial real estate, and reflected the $1.0 billion impact from COVID-19-related line of credit utilization as well as the benefit of geographic, product and client-focused expansion strategies, partially offset by planned reductions in commercial leases.

Compared with fourth quarter 2019, average interest-earning assets increased $2.0 billion, or 1%, reflecting a $1.8 billion increase in commercial loans and a $301 million increase in retail loans. Growth in commercial reflects higher line utilization, as well as strength in commercial real estate. Retail loan results reflect a $922 million reduction tied to the sale of on-balance sheet residential mortgage loans in connection with balance sheet optimization strategies. Loan growth was 2.6% before the impact of this sales activity.

Deposits				1Q20 change from
($s in millions)	1Q20	4Q19	1Q19	4Q19			1Q19
Period-end deposits				$	%		$	%
Demand deposits	$32,398	$29,233	$28,383	$3,165	11%		$4,015	14%
Checking with interest	25,358	24,840	23,482	518	2		1,876	8
Savings	14,702	13,779	13,239	923	7		1,463	11
Money market accounts	42,972	38,725	35,972	4,247	11		7,000	19
Term deposits	18,045	18,736	22,840	(691)	(4)		(4,795)	(21)

Total period-end deposits	$133,475	$125,313	$123,916	$8,162	7%		$9,559	8%

Average deposits
Demand deposits	$29,362	$29,928	$28,465	$(566)	(2	) %	$897	3%
Checking with interest	24,612	23,545	22,987	1,067	5		1,625	7
Savings	14,201	13,582	12,626	619	5		1,575	12
Money market accounts	39,839	38,809	35,209	1,030	3		4,630	13
Term deposits	18,616	19,788	21,127	(1,172)	(6)		(2,511)	(12)

Total average deposits	$126,630	$125,652	$120,414	$978	1%		$6,216	5%

Total period-end deposits of $133.5 billion at March 31, 2020 increased $9.6 billion, or 8%, from March 31, 2019, reflecting growth in money market accounts, demand deposits, checking with interest and savings, partially offset by a decrease in term deposits.

Compared with December 31, 2019, total period-end deposits increased $8.2 billion, driven by growth in money market accounts and demand deposits, savings and checking with interest, partially offset by a decrease in term deposits. Citizens Access® deposits totaled $6.1 billion at March 31, 2020, up from $5.8 billion at December 31, 2019.

First quarter 2020 average deposits of $126.6 billion increased $6.2 billion, or 5%, from first quarter 2019, reflecting growth in money market accounts, checking with interest, savings and demand deposits, partially offset by a decrease in term deposits.

Citizens Financial Group, Inc.

Compared with fourth quarter 2019, average deposits were relatively stable, as growth in checking with interest, money market accounts and savings was largely offset by a decrease in term deposits and demand deposits.

Borrowed Funds				1Q20 change from

($s in millions)	1Q20	4Q19	1Q19	4Q19		1Q19

Period-end borrowed funds				$	%	$	%

Short-term borrowed funds(1)	$1,059	$274	$679	$785	NM	$380	56%
Long-term borrowed funds(1)
FHLB advances	8,007	5,008	2,508	2,999	60	5,499	219
Senior debt	6,775	7,382	7,558	(607)	(8)	(783)	(10)
Subordinated debt and other debt	1,655	1,657	1,659	(2)	—	(4)	—

Total borrowed funds	$17,496	$14,321	$12,404	$3,175	22%	$5,092	41%

Average borrowed funds
Short-term borrowed funds(1)	$644	$504	$698	$140	28%	$(54)	(8	) %
Long-term borrowed funds(1)
FHLB advances	5,138	3,259	5,694	1,879	58	(556)	(10)
Senior debt	7,263	7,914	7,391	(651)	(8)	(128)	(2)
Subordinated debt and other debt	1,656	1,657	1,651	(1)	—	5	—

Total average borrowed funds	$14,701	$13,334	$15,434	$1,367	10%	$(733)	(5	) %

1) Beginning in 1Q19, borrowed funds balances are based on original maturity and prior periods have been revised consistent with the current presentation.

Total borrowed funds of $17.5 billion at March 31, 2020 increased $5.1 billion, or 41%, from March 31, 2019, reflecting a $5.5 billion increase in long-term FHLB borrowings and a $380 million increase in short-term borrowings, partially offset by a $783 million decrease in senior debt. Compared with December 31, 2019, total borrowed funds increased $3.2 billion reflecting a $3.0 billion increase in long-term FHLB borrowings, and a $785 million increase in short-term borrowings, partially offset by a $607 million decrease in senior debt.

Average borrowed funds of $14.7 billion decreased $733 million, or 5%, from first quarter 2019, reflecting a $556 million decrease in long-term FHLB borrowings, a $128 million decrease in senior debt and a $54 million decrease in short-term borrowings. Compared with December 31, 2019 average borrowed funds increased $1.4 billion, or 10%, reflecting a $1.9 billion increase in long-term FHLB borrowings and a $140 million increase in short-term borrowings, partially offset by a $651 million decrease in senior debt.

Capital				1Q20 change from
($s and shares in millions except per share data)	1Q20	4Q19	1Q19	4Q19			1Q19

Period-end capital				$	%		$	%
Stockholders’ equity	$21,950	$22,201	$21,531	$(251)	(1	) %	$419	2%
Stockholders’ common equity	20,380	20,631	20,399	(251)	(1)		(19)	—
Tangible common equity	13,639	13,893	13,649	(254)	(2)		(10)	—
Tangible book value per common share	$31.97	$32.08	$29.6	$(0.11)	—		$2.37	8
Common shares - at end of period	426.6	433.1	461.1	(6.5)	(2)		(34.5)	(7)
Common shares - average (diluted)	429.4	436.5	462.5	(7.1)	(2	) %	(33.1)	(7)
Common equity tier 1 capital ratio(1)	9.4%	10.0%	10.5%
Total capital ratio(1)	12.5	13.0	13.4
Tier 1 leverage ratio(1)	9.6%	10.0%	10.0%

1)	Current reporting-period regulatory capital ratios are preliminary.

At March 31, 2020, our Basel III capital ratios remained well in excess of applicable regulatory requirements with a CET1 capital ratio of 9.4% compared with 10.0% at December 31, 2019 and 10.5% at March 31, 2019, and a total capital ratio of 12.5% compared with total capital ratios of 13.0% as of December 31, 2019 and 13.4% as of March 31, 2019.

Citizens Financial Group, Inc.

Tangible book value per common share of $31.97 was relatively stable compared with fourth quarter 2019 and increased 8% from first quarter 2019.

During first quarter 2020, the company repurchased 7.5 million shares of common stock at a weighted-average price of $35.77, and including common dividends, returned $438 million to shareholders. These results compare with $558 million returned to common shareholders in fourth quarter 2019 and $349 million in first quarter 2019.

Credit quality review				1Q20 change from
($s in millions)	1Q20	4Q19	1Q19	4Q19		1Q19

				$/bps	%	$/bps	%

Nonaccrual loans and leases	$780	$703	$744	$77	11%	$36	5%
90+ days past due and accruing	27	25	32	2	8	(5)	(16)
Net charge-offs	137	122	89	15	12	48	54
Provision for credit losses	600	110	85	490	NM	515	NM
Allowance for credit losses	$2,210	$1,296	$1 ,329	$914	71%	$881	66%
Nonaccrual loans and leases to loans and leases	0.61%	0.59%	0.63%	2 bps		(2) bps
Net charge-offs as a % of total loans and leases	0.46	0.41	0.31	5		15
Allowance for credit losses to loans and leases	1.73	1.09	1.13	64		60
Allowance for credit losses to nonaccrual loans and leases	283.5%	184.3%	178.7%	NM		NM

Nonacccrual loans increased $36 million, or 5%, compared with March 31, 2019, as a $102 million increase in commercial was partially offset by a $66 million decrease in retail reflecting improvement in home equity and education. Compared to December 31, 2019, nonaccrual loans of $780 million increased $77 million, or 11%, reflecting a $69 million increase in commercial and an $8 million increase in retail. The nonaccrual loans to loans ratio of 0.61% at March 31, 2020 increased 2 basis points from 0.59% at December 31, 2019 and improved 2 basis points from 0.63% at March 31, 2019.

Net charge-offs of $137 million increased $48 million from first quarter 2019, reflecting a $20 million increase in commercial, reflecting several uncorrelated commercial losses, and a $28 million increase in retail driven by seasoning in growth portfolios. Compared with fourth quarter 2019, net charge-offs increased $15 million driven by a $17 million increase in commercial, partially offset by a $2 million reduction in retail.

First quarter 2020 net charge-offs were 46 basis points of average loans compared with 31 basis points in first quarter 2019 and 41 basis points in fourth quarter 2019.

Provision for credit losses of $600 million includes a $463 million reserve build associated with COVID-19 and compares with $85 million in first quarter 2019 and $110 million in fourth quarter 2019.

The allowance for credit losses of $2.2 billion includes impacts from the adoption of CECL on January 1, 2020. This compares with $1.3 billion at March 31, 2019 and $1.3 billion at December 31, 2019.

The allowance for credit losses to loans ratio was 1.73% as of March 31, 2020, compared with 1.13% as of March 31, 2019, and 1.09% as of December 31, 2019. The allowance for credit losses to nonaccrual loans ratio of 283% as of March 31, 2020 compares to 179% as of March 31, 2019, and 184% as of December 31, 2019.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.

Media:    Peter Lucht—781.655.2289

Investors: Ellen A. Taylor—203.900.6854

Conference Call

CFG management will host a live conference call today with details as follows:

Time:	9:00 am ET

Dial-in:	(844) 767-5679, conference ID 2469575

Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.

Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on April 17 through May 17, 2020. Please dial (866) 207-1041 and enter access code 3857257. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $176.7 billion in assets as of March 31, 2020. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,800 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations

(in millions, except share, per-share and ratio data)

Key Performance Metrics:

Our Management uses certain key performance metrics (KPMs) to gauge our progress against strategic and operational goals, as well as to compare our performance against peers. The KPMs are referred to in our Registration Statements on Form S-1 and our external financial reports filed with the Securities and Exchange Commission. The KPMs include:

•	Return on average tangible common equity (ROTCE);

•	Efficiency ratio;

•	Operating leverage; and

•	Common equity tier 1 capital ratio.

Established targets for the KPMs are based on Management-reporting results which are currently referred to by the Company as “Underlying” results. In historical periods, these results may have been referred to as “Adjusted” or “Adjusted/Underlying” results. We believe that Underlying results, which exclude notable items, provide the best representation of our underlying financial progress toward the KPMs as the results exclude items that our Management does not consider indicative of our on-going financial performance. We have consistently shown investors our KPMs on a Management-reporting basis since our initial public offering in September of 2014. KPMs that reflect Underlying results are considered non-GAAP financial measures.

Non-GAAP Financial Measures:

This document contains non-GAAP financial measures denoted as Underlying results. In historical periods, these results may have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The following tables present reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q20 Change
		1Q20	4Q19	1Q19	4Q19		1Q19
					$	%	$	%
Noninterest income, Underlying:
Noninterest income (GAAP)	A	$497	$494	$428	$3	1%	$69	16%
Less: Notable items		—	—	—	—	—	—	—

Noninterest income, Underlying (non-GAAP)	B	$497	$494	$428	$3	1%	$69	16%

Total revenue, Underlying:
Total revenue (GAAP)	C	$1,657	$1,637	$1,588	$20	1%	$69	4%
Less: Notable items		—	—	—	—	—	—	—

Total revenue, Underlying (non-GAAP)	D	$1,657	$1,637	$1,588	$20	1%	$69	4%

Noninterest expense, Underlying:
Noninterest expense (GAAP)	E	$1,012	$986	$937	$26	3%	$75	8%
Less: Notable items		33	37	5	(4)	(11)	28	NM

Noninterest expense, Underlying (non-GAAP)	F	$979	$949	$932	$30	3%	$47	5%

Pre-provision profit:
Total revenue (GAAP)	C	$1,657	$1,637	$1,588	$20	1%	$69	4%
Less: Noninterest expense (GAAP)	E	1,012	986	937	26	3	75	8

Pre-provision profit (GAAP)		$645	$651	$651	($6)	(1%)	($6)	(1%)

Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	D	$1,657	$1,637	$1,588	$20	1%	$69	4%
Less: Noninterest expense, Underlying (non-GAAP)	F	979	949	932	30	3	47	5

Pre-provision profit, Underlying (non-GAAP)		$678	$688	$656	($10)	(1%)	$22	3%

Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	G	$45	$541	$566	($496)	(92%)	($521)	(92%)
Less: Expense before income tax benefit related to notable items		(33)	(37)	(5)	4	11	(28)	NM

Income before income tax expense, Underlying (non-GAAP)	H	$78	$578	$571	($500)	(87%)	($493)	(86%)

Income tax expense, Underlying:
Income tax expense (GAAP)	I	$11	$91	$127	($80)	(88%)	($116)	(91%)
Less: Income tax benefit related to notable items		(8)	(33)	(1)	25	76	(7)	NM

Income tax expense, Underlying (non-GAAP)	J	$19	$124	$128	($105)	(85%)	($109)	(85%)

Net income, Underlying:
Net income (GAAP)	K	$34	$450	$439	($416)	(92%)	($405)	(92%)
Add: Notable items, net of income tax benefit		25	4	4	21	NM	21	NM

Net income, Underlying (non-GAAP)	L	$59	$454	$443	($395)	(87%)	($384)	(87%)

Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	M	$12	$427	$424	($415)	(97%)	($412)	(97%)
Add: Notable items, net of income tax benefit		25	4	4	21	NM	21	NM

Net income available to common stockholders, Underlying (non-GAAP)	N	$37	$431	$428	($394)	(91%)	($391)	(91%)

Citizens Financial Group, Inc.

Key performance metrics, non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q20 Change
		1Q20	4Q19	1Q19	4Q19			1Q19
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	C	$1,657	$1,637	$1,588	$20		1.30%	$69		4.35%
Less: Noninterest expense (GAAP)	E	1,012	986	937	26		2.68	75		8.06

Operating leverage							(1.38%)			(3.71%)

Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	D	$1,657	$1,637	$1,588	$20		1.30%	$69		4.35%
Less: Noninterest expense, Underlying (non-GAAP)	F	979	949	932	30		3.16	47		5.09

Operating leverage, Underlying (non-GAAP)							(1.86%)			(0.74%)

Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	E/C	61.10%	60.28%	59.00%	82	bps		210	bps
Efficiency ratio, Underlying (non-GAAP)	F/D	59.08	58.02	58.67	106	bps		41	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	I/G	24.13%	16.76%	22.42%	737	bps		171	bps
Effective income tax rate, Underlying (non-GAAP)	J/H	24.52	21.52	22.44	300	bps		208	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	0	$20,223	$20,400	$19,942	($177)		(1%)	$281		1%
Return on average common equity	M/O	0.24%	8.30%	8.62%	(806	) bps		(838	) bps
Return on average common equity, Underlying (non-GAAP)	N/O	0.74	8.36	8.71	(762	) bps		(797	) bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	O	$20,223	$20,400	$19,942	($177)		(1%)	$281		1%
Less: Average goodwill (GAAP)		7,046	7,044	7,018	2		—	28		—
Less: Average other intangibles (GAAP)		67	69	59	(2)		(3)	8		14
Add: Average deferred tax liabilities related to goodwill (GAAP)		374	373	368	1		—	6		2

Average tangible common equity	P	$13,484	$13,660	$13,233	($176)		(1%)	$251		2%

Return on average tangible common equity	M/P	0.36%	12.39%	13.00%	(1,203	) bps		(1,264	) bps
Return on average tangible common equity, Underlying (non-GAAP)	N/P	1.10	12.49	13.12	(1,139	) bps		(1,202	) bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	Q	$167,177	$164,646	$160,415	$2,531		2%	$6,762		4%
Return on average total assets	K/Q	0.08%	1.08%	1.11%	(100	) bps		(103	) bps
Return on average total assets, Underlying (non-GAAP)	L/Q	0.14	1.09	1.12	(95	) bps		(98	) bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	Q	$167,177	$164,646	$160,415	$2,531		2%	$6,762		4%
Less: Average goodwill (GAAP)		7,046	7,044	7,018	2		—	28		—
Less: Average other intangibles (GAAP)		67	69	59	(2)		(3)	8		14
Add: Average deferred tax liabilities related to goodwill (GAAP)		374	373	368	1		—	6		2

Average tangible assets	R	$160,438	$157,906	$153,706	$2,532		2%	$6,732		4%

Return on average total tangible assets	K/R	0.09%	1.13%	1.16%	(104	) bps		(107	) bps
Return on average total tangible assets, Underlying (non-GAAP)	L/R	0.15	1.14	1.17	(99	) bps		(102	) bps

Citizens Financial Group, Inc.

Key performance metrics, non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q20 Change
		1Q20	4Q19	1Q19	4Q19		1Q19
					$/bps	%	$/bps	%
Tangible book value per common share:
Common shares—at period-end (GAAP)	S	426,586,533	433,121,083	461,116,723	(6,534,550)	(2%)	(34,530,190)	(7%)
Common stockholders’ equity (GAAP)		$20,380	$20,631	$20,399	($251)	(1)	($19)	—
Less: Goodwill (GAAP)		7,050	7,044	7,040	6	—	10	—
Less: Other intangible assets (GAAP)		66	68	80	(2)	(3)	(14)	(18)
Add: Deferred tax liabilities related to goodwill (GAAP)		375	374	370	1	—	5	1

Tangible common equity	T	$13,639	$13,893	$13,649	($254)	(2%)	($10)	—%

Tangible book value per common share	T/S	$31.97	$32.08	$29.60	($0.11)	—%	$2.37	8%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	U	427,718,421	434,684,606	460,713,172	(6,966,185)	(2%)	(32,994,751)	(7%)
Average common shares outstanding - diluted (GAAP)	V	429,388,855	436,500,829	462,520,680	(7,111,974)	(2)	(33,131,825)	(7)
Net income per average common share - basic (GAAP)	M/U	$0.03	$0.98	$0.92	($0.95)	(97)	($0.89)	(97)
Net income per average common share - diluted (GAAP)	M/V	0.03	0.98	0.92	(0.95)	(97)	(0.89)	(97)
Net income per average common share - basic, Underlying (non-GAAP)	N/U	0.09	0.99	0.93	(0.90)	(91)	(0.84)	(90)
Net income per average common share - diluted, Underlying (non-GAAP)	N/V	0.09	0.99	0.93	(0.90)	(91)	(0.84)	(90)

Citizens Financial Group, Inc.

Key performance metrics, non-GAAP financial measures and reconciliations (continued)

(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				1Q20 Change
	1Q20	4Q19	1Q19	4Q19		1Q19
				$/bps	%	$/bps	%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$549	$502	$509	$47	9%	$40	8%
Less: Notable items	10	6	1	4	67	9	NM

Salaries and employee benefits, Underlying (non-GAAP)	$539	$496	$508	$43	9%	$31	6%

Equipment and software expense, Underlying:
Equipment and software expense (GAAP)	$133	$133	$125	$—	—%	$8	6%
Less: Notable items	1	3	—	(2)	(67)	1	100

Equipment and software expense, Underlying (non-GAAP)	$132	$130	$125	$2	2%	$7	6%

Outside services, Underlying:
Outside services (GAAP)	$135	$142	$110	($7)	(5%)	$25	23%
Less: Notable items	18	20	4	(2)	(10)	14	NM

Outside services, Underlying (non-GAAP)	$117	$122	$106	($5)	(4%)	$11	10%

Occupancy, Underlying:
Occupancy (GAAP)	$84	$88	$83	($4)	(5%)	$1	1%
Less: Notable items	4	8	—	(4)	(50)	4	100

Occupancy, Underlying (non-GAAP)	$80	$80	$83	$—	—%	($3)	(4%)

Citizens Financial Group, Inc.

Key performance metrics, non-GAAP financial measures and reconciliations - Underlying excluding the impact of COVID-19 on provision for credit losses

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q20 Change
		1Q20	4Q19	1Q19	4Q19			1Q19
					$/bps		%	$/bps		%
Net income available to common shareholders, Underlying excluding the impact of COVID-19:
Net income available to common shareholders (GAAP)	A	$12	$427	$424	($415)		(97%)	($412)		(97%)
Add: Notable items		25	4	4	21		NM	21		NM
Add: Impact of COVID-19		365	—	—	365		100	365		100

Net income available to common shareholders, Underlying excluding the impact of COVID-19 (non-GAAP)	B	$402	$431	$428	($29)		(7%)	($26)		(6%)

Return on average tangible common equity, Underlying excluding the impact of COVID-19:
Average common equity (GAAP)		$20,223	$20,400	$19,942	($177)		(1%)	$281		1%
Less: Average goodwill (GAAP)		7,046	7,044	7,018	2		—	28		—
Less: Average other intangibles (GAAP)		67	69	59	(2)		(3)	8		14
Add: Average deferred tax liabilities related to goodwill (GAAP)		374	373	368	1		—	6		2

Average tangible common equity	C	$13,484	$13,660	$13,233	($176)		(1%)	$251		2%

Return on average tangible common equity	A/C	0.36%	12.39%	13.00%	(1,203	) bps		(1,264	) bps
Return on average tangible common equity, Underlying excluding the impact of COVID-19 (non-GAAP)	B/C	12.00	12.49	13.12	(49	) bps		(112	) bps
Net income per average common share - basic and diluted, Underlying excluding the impact of COVID-19:
Average common shares outstanding - basic (GAAP)	D	427,718,421	434,684,606	460,713,172	(6,966,185)		(2%)	(32,994,751)		(7%)
Average common shares outstanding - diluted (GAAP)	E	429,388,855	436,500,829	462,520,680	(7,111,974)		(2)	(33,131,825)		(7)
Net income per average common share - basic (GAAP)	A/D	$0.03	$0.98	$0.92	($0.95)		(97)	($0.89)		(97)
Net income per average common share - diluted (GAAP)	A/E	0.03	0.98	0.92	(0.95)		(97)	(0.89)		(97)
Net income per average common share - basic, Underlying excluding the impact of COVID-19 (non-GAAP)	B/D	0.94	0.99	0.93	(0.05)		(5)	0.01		1
Net income per average common share - diluted, Underlying excluding the impact of COVID-19 (non-GAAP)	B/E	0.94	0.99	0.93	(0.05)		(5)	0.01		1

Citizens Financial Group, Inc.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•

Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;

•	Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals;

•	The COVID-19 pandemic and its effects on the economic and business environments in which we operate;

•	Our ability to meet heightened supervisory requirements and expectations;

•	Liabilities and business restrictions resulting from litigation and regulatory investigations;

•

Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms;

•	The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•

Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;

•	A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and

•	Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019.

Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

CFG-IR